UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.             )

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IMMERSION CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 28, 2005
TO THE STOCKHOLDERS OF IMMERSION CORPORATION
Dear Stockholder:
      You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Immersion Corporation (the “Company”), which will be held at the Techmart Network Meeting Center, 5201 Great America Parkway, Santa Clara, California 95054, on Wednesday, June 1, 2005, at 9:30 a.m. California time.
      Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. In addition to conducting the business affairs of the Company, we will demonstrate several of the leading applications of our haptic technology.
      It is important that your shares be represented and voted at the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.
      On behalf of the Board of Directors, I would like to express our appreciation for your continued support for and interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

VICTOR VIEGAS
President, Chief Executive Officer, and Director

IMMERSION CORPORATION
2005 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

IMMERSION CORPORATION
801 Fox Lane
San Jose, California 95131

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 1, 2005

       The Annual Meeting of Stockholders (the “Annual Meeting”) of Immersion Corporation (the “Company”) will be held at the Techmart Network Meeting Center, 5201 Great America Parkway, Santa Clara, California 95054, on Wednesday, June 1, 2005, at 9:30 a.m. for the following purposes:

1. To elect one (1) Class III director to hold office for a three-year term and until his successor is elected and qualified;

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and

3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
      The foregoing items of business are more fully described in the attached Proxy Statement.
      Only stockholders of record at the close of business on April 11, 2005 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection by any stockholder, for any purpose relating to the meeting, at the Company’s headquarters located at 801 Fox Lane, San Jose, California 95131 during ordinary business hours for the ten-day period prior to the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

VICTOR VIEGAS
President, Chief Executive Officer, and Director
San Jose, California
April 28, 2005
IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

IMMERSION CORPORATION
801 Fox Lane
San Jose, California 95131

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 1, 2005

       These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Immersion Corporation, a Delaware corporation (the “Company”), for the Annual Meeting of Stockholders to be held at the Techmart Network Meeting Center, 5201 Great America Parkway, Santa Clara, California 95054, on Wednesday, June 1, 2005, at 9:30 a.m. local time, and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about April 28, 2005.
PURPOSE OF MEETING
      The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.
VOTING RIGHTS AND SOLICITATION OF PROXIES
      The Company’s common stock is the only type of security entitled to vote at the Annual Meeting. On April 11, 2005, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 23,942,842 shares of common stock outstanding. Each stockholder of record on April 11, 2005 is entitled to one vote for each share of common stock held by such stockholder on April 11, 2005. Shares of common stock may not be voted cumulatively in the election of directors. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.
Quorum Required
      The Company’s bylaws provide that the holders of a majority of the Company’s common stock, issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.
Votes Required
      Generally, stockholder approval of a matter, other than the election of directors, requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter. Directors are elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote on the election of directors. Shares voted to abstain on a matter will be treated as entitled to vote on the matter and will thus have the same effect as “no” votes. Broker non-votes are not counted as entitled to vote on a matter in determining the number of affirmative votes required for approval of the matter, but are counted as present for quorum purposes. The term “broker non-votes” refers to shares held by a broker in street name, which are present by proxy but are not voted on a matter pursuant to rules prohibiting brokers from voting on non-routine matters without instructions from the beneficial owner of the shares. The election of directors and the ratification of the appointment of the independent registered public accounting firm are generally considered to be routine matters on which brokers may vote without instructions from beneficial owners.
Proxies
      Whether or not you are able to attend the Company’s Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company’s Board and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted as follows: (i) FOR Proposal No. 1, the election of the Board nominee named in this Proxy Statement or otherwise nominated as described in this Proxy Statement; (ii) FOR Proposal No. 2, the ratification of the Company’s independent registered public accounting firm; and (iii) in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date before the beginning of the Annual Meeting to Victor Viegas, President, Chief Executive Officer, and Director of the Company, at the Company’s principal executive offices. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.
Solicitation of Proxies
      The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers, and other custodians, nominees, and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail or telephone following the original solicitation.
PROPOSAL NO. 1
ELECTION OF DIRECTOR
      Pursuant to the Company’s Amended Certificate of Incorporation (the “Certificate of Incorporation”), the Company’s Board is divided into three classes — Class I, II, and III directors. Each director is elected for a three-year term of office, with one class of directors being elected at each annual meeting of stockholders. Each director holds office until his successor is elected and qualified or until his earlier death, resignation or removal. In accordance with the Certificate of Incorporation, Class III directors are to be elected at the 2005 Annual Meeting, Class I directors are to be elected at the annual meeting in 2006, and Class II directors are to be elected at the annual meeting in 2007. As a result of a director resignation from the Board in February 2003, there is one vacancy in Class III of the Board.
      At the 2005 Annual Meeting, one Class III director is to be elected to the Board to serve until the annual meeting of stockholders to be held in 2008 and until his successor has been elected and qualified, or until his earlier death, resignation or removal.
Nominee
      Based upon the recommendation of the Company’s Nominating/ Corporate Governance Committee, the Board’s nominee for election as a Class III Director is John Hodgman, the current Class III member of the Board. Shares represented by all proxies received by the Board and not so marked as to withhold authority to vote for Mr. Hodgman (by writing Mr. Hodgman’s name where indicated on the proxy) will be voted (unless Mr. Hodgman is unable or unwilling to serve) FOR the election of Mr. Hodgman. The Board knows of no reason why Mr. Hodgman would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of another nominee(s) of the Board.

      The information below sets forth the current members of the Board, including the nominee for Class III Director:

		Class of
Name	Age	Director	Principal Occupation	Director Since

Steven Blank	51	I	Private Investor	1996
Jack Saltich	61	I	President, Chief Executive Officer, Director, Three Five Systems, Inc.	2002
Victor Viegas	48	I	President, Chief Executive Officer, Immersion Corporation	2002
Jonathan Rubinstein	48	II	Senior Vice President, Apple Computer, Inc.	1999
Robert Van Naarden	58	II	President and Chief Executive Officer, Empire Kosher Poultry, Inc.	2002
John Hodgman	50	III	President, Chief Executive Officer, Chairman, Cygnus, Inc.	2002
Nominee to Serve as Director for a Term Expiring at the 2008 Annual Meeting of Stockholders (Class III Director):

John Hodgman
      Mr. Hodgman has served as a member of the Board since January 2002. Mr. Hodgman is the President, Chief Executive Officer, and Chairman of the Board of Cygnus, Inc., a medical company focused on the development, manufacturing, and commercialization of new and improved glucose monitoring devices. He also served as President of Cygnus Diagnostics where he was responsible for the commercialization efforts for the GlucoWatch monitor. He joined Cygnus in August 1994 as Vice President, Finance and Chief Financial Officer. Mr. Hodgman holds a B.S. degree from Brigham Young University and an M.B.A. degree from the University of Utah.
Directors Serving for a Term Expiring at the 2006 Annual Meeting of Stockholders (Class I Directors):

Steven Blank
      Mr. Blank has served as a member of the Board since October 1996. From November 1996, until August 1999, Mr. Blank served as Executive Vice President of Marketing for E.piphany, an enterprise software company that Mr. Blank co-founded. From February 1993 to October 1996, Mr. Blank served as Chief Executive Officer of Rocket Science Games, a video game software company. From February 1990 to January 1993, Mr. Blank served as Vice President of Marketing of SuperMac, a supplier of Macintosh peripherals. Since April 2002, Mr. Blank has served as a director of Macrovision Corporation, a company that develops and licenses rights management and copy protection technologies.

Jack Saltich
      Mr. Saltich has served as a member of the Board since January 2002. Since July 1999, Mr. Saltich has served as the President, Chief Executive Officer, and a Director of Three-Five Systems Inc., a technology company specializing in the design, development, and manufacturing of custom displays and display systems employing liquid crystal display (LCD) and liquid crystal on silicon (LCoStm) microdisplay technology. From April 1996 until August 1999, Mr. Saltich served as Vice President and General Manager of Advanced Micro Device’s European Center in Dresden Germany, and from 1993 until 1996 he was responsible for establishing AMD’s first 200 mm wafer manufacturing facility. Mr. Saltich received both a B.S. and an M.S. in electrical engineering from the University of Illinois. In 2002, Mr. Saltich was awarded an honorary Ph.D. from the University of Illinois. He also completed all course work towards a doctorate in electrical engineering at Arizona State University.

Victor Viegas
      Mr. Victor Viegas has served as our Chief Executive Officer and member of the Board of Directors since October 2002, and President since February 2002. Mr. Viegas also served as Chief Financial Officer until February 2005, having joined Immersion in August 1999 as Chief Financial Officer, Vice President, Finance. From June 1996 to August 1999, he served as Vice President, Finance and Administration and Chief Financial Officer of Macrovision Corporation. From October 1986 to June 1996, he served as Vice President of Finance and Chief Financial Officer of Balco Incorporated, a manufacturer of advanced automotive service equipment. He holds a Bachelor of Science degree in Accounting and a Master of Business Administration degree from Santa Clara University. Mr. Viegas is also a Certified Public Accountant in the State of California.
Directors Serving for a Term Expiring at the 2007 Annual Meeting of Stockholders (Class II Directors):

Jonathan Rubinstein
      Mr. Rubinstein has served as a member of the Board since October 1999. Since February 1997, Mr. Rubinstein has served as Senior Vice President, iPod Division and prior to that as Senior Vice President of Hardware Engineering at Apple Computer, Inc., a personal computer company. From August 1993 to August 1996, Mr. Rubinstein was Executive Vice President and Chief Operating Officer of Fire Power Systems, a developer and manufacturer of Power PC-based computer systems. Mr. Rubinstein received a B.S. and an M.S. in electrical engineering from Cornell University and an M.S. in computer science from Colorado State University.

Robert Van Naarden
      Mr. Van Naarden has served as a member of the Board since October 2002. Since February 2004, Mr. Van Naarden has served as the President and Chief Executive Officer of Empire Kosher Poultry, Inc., a chicken and turkey processor in North America. From July 2003 to April 2004, Mr. Van Naarden served as an independent consultant to the Company assisting with certain marketing initiatives of its wholly owned subsidiary, Immersion Medical. From July 2000 to July 2003, Mr. Van Naarden served as the President and Chief Executive Officer of AuthentiDate, Inc., a software services business start-up. From August 1996 to July 2000, Mr. Van Naarden was the Vice President, Sales, Marketing, and Professional Services of Sensar, Inc., a developer and supplier of iris identification products and services for the banking industry. Mr. Van Naarden received a B.S. in physics and a B.S. in electrical engineering from the University of Pittsburgh and an M.S. in electrical engineering/computer science from Northeastern University.
Vote Required
      If a quorum is present and voting, the nomination for Class III director receiving the greatest number of votes will be elected as a Class III director. Abstentions and broker non-votes have no effect on the vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
“FOR” THE CLASS III DIRECTOR NOMINEE LISTED HEREIN.
Board of Directors

Independence of Directors
      The Board follows Nasdaq Marketplace Rule 4200 for director independence standards. In accordance with these standards, our Board has determined that, except for Mr. Viegas, as President and Chief Executive Officer, and Mr. Van Naarden, who served as a consultant to Immersion, each of the members of our Board has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is otherwise “independent” in accordance with the applicable listing standards of the Nasdaq Stock Market (“Nasdaq”) as currently in effect.

Board Structure and Meetings
      In 2004 the Board held five meetings. The Board has a standing Audit Committee, Compensation Committee, and Nominating/ Corporate Governance Committee. During 2004, the Audit Committee met eight times, the Compensation Committee met four times, and the Nominating/ Corporate Governance Committee met two times. Each of the current directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board while he served on the Board and (ii) the total number of meetings held by all committees of the Board on which each such director served during 2004.

Director Attendance at Annual Meetings
      The Company will make every effort to schedule its annual meeting of stockholders at a time and date to accommodate attendance by directors taking into account the directors’ schedules. All directors are encouraged to attend the Company’s annual meeting of stockholders. One non-employee director attended the Company’s 2004 annual meeting of stockholders.
Corporate Governance and Board Committees
      The Board has adopted a Code of Business Conduct and Ethics (the “Code”) that outlines the principles of legal and ethical business conduct under which the Company does business. The Code, which is applicable to all directors, employees, and officers of the Company, is available at www.immersion.com/corpgov. Any substantive amendment or waiver of this Code may be made only by the Board of Directors upon a recommendation of the Audit Committee, and will be disclosed on our Web site. In addition, disclosure of any amendment or waiver of the Code for directors and executive officers will also be made by the filing of a Form 8-K with the Securities and Exchange Commission (the “SEC”).
      The Board has also adopted a written charter for each of the Audit Committee, Compensation Committee, and Nominating/ Corporate Governance Committee. Each charter is available on the Company’s Web site at www.immersion.com/corpgov.

Audit Committee
      The Audit Committee retains the Company’s independent registered public accounting firm, makes such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company and its subsidiaries, provides to the Board of Directors the results of its examinations and recommendations derived therefrom, outlines to the Board improvements made, or to be made, in internal accounting controls, and provides the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention. The members of the Audit Committee are Messrs. Blank, Hodgman, and Saltich. The Board has determined that each member of the Audit Committee meets the independence criteria set forth in the applicable rules of Nasdaq and the SEC for audit committee membership. In addition, the Board has also determined that all members of the Audit Committee possess the level of financial literacy required by applicable Nasdaq and SEC rules and that in accordance with section 407 of the Sarbanes-Oxley Act of 2002, at least one member of the Audit Committee, Mr. Hodgman, is qualified as an “audit committee financial expert.” A report of the Audit Committee is set forth below.

Compensation Committee
      The Compensation Committee reviews and makes recommendations to the Board concerning reward policies, programs, and plans, and approves employee and director compensation and benefits programs. The members of the Compensation Committee are Messrs. Blank and Rubinstein. Each of the members of the Compensation Committee is independent for purposes of the Nasdaq rules. A report of the Compensation Committee is set forth below.

Nominating/ Corporate Governance Committee
      The Nominating/ Corporate Governance Committee evaluates and recommends candidates for Board positions to the Board and recommends to the Board policies on Board composition and criteria for Board membership. The Nominating/ Corporate Governance Committee also recommends to the Board, and reviews on a periodic basis, the Company’s succession plan, including policies and principles for selection and succession of the Chief Executive Officer in the event of an emergency or the resignation or retirement of the Company’s Chief Executive Officer. In addition, the Nominating/ Corporate Governance Committee periodically reviews policies of the Company and the compliance of senior executives of the Company with respect to these policies. The Nominating/ Corporate Governance Committee also reviews the Company’s compliance with Nasdaq corporate governance listing requirements. The members of the Nominating/ Corporate Governance Committee during 2004 were Messrs. Blank, Hodgman, Rubinstein, and Saltich. Each of the members of the Nominating/ Corporate Governance Committee is independent for purposes of the Nasdaq rules.
      The Nominating/ Corporate Governance Committee evaluates all directors whose terms will expire at the next annual meeting of stockholders and are willing to continue in service in order to determine whether to recommend to the Board such directors for election at the annual meeting. The Nominating/ Corporate Governance Committee considers the following factors in any such evaluation:

•	the appropriate size of the Board and its Committees;

•	the perceived needs of the Board for particular skills, background, and business experience;

•	the relevant skills, background, reputation, and business experience of nominees compared to the skills, background, reputation, and business experience already possessed by other members of the Board;

•	nominees’ independence from management;

•	applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;

•	the benefits of a constructive working relationship among directors; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.
      The Nominating/ Corporate Governance Committee’s goal is to assemble a Board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Directors should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the best interests of the Company’s stockholders. They must also have an inquisitive and objective perspective and mature judgment. Director candidates must have sufficient time available in the judgment of the Nominating/ Corporate Governance Committee to perform all Board and Committee responsibilities. Board members are expected to prepare for, attend, and participate in all Board and applicable Committee meetings.
      Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating/ Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in the best interests of the Company and its stockholders. The Nominating/ Corporate Governance Committee believes that it is preferable that at least one member of the Board should meet the criteria for an “audit committee financial expert” as defined by SEC rules. Under applicable listing requirements, at least a majority of the members of the Board must meet the definition of “independent” director. The Nominating/ Corporate Governance Committee also believes it appropriate for one or more key members of the Company’s management to participate as members of the Board.
      The Nominating/ Corporate Governance Committee will consider the criteria and policies set forth above in determining if the Board requires additional candidates for director. The Nominating/ Corporate Governance Committee will consider candidates for directors proposed by directors or management, may poll directors and management for suggestions, or conduct research to identify possible candidates, and may engage, if the Nominating/ Corporate Governance Committee believes it is appropriate, a third party search firm to assist in identifying qualified candidates. All such candidates will be evaluated against the criteria and pursuant to the policies and procedures set forth above. All director nominees, including incumbents, must submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees at the discretion of the Nominating/ Corporate Governance Committee.
      The Nominating/ Corporate Governance Committee will also evaluate any recommendation for director nominee proposed by a stockholder, provided that any such recommendation is sent in writing to the Corporate Secretary at 801 Fox Lane, San Jose, California 95131 at least 120 days prior to the anniversary of the date proxy statements were mailed to stockholders in connection with the prior year’s annual meeting of stockholders, and contain the following information:

•	the candidate’s name, age, contact information and present principal occupation or employment; and

•	a description of the candidate’s qualifications, skills, background, and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed or served as a director.
      The Nominating/ Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of all other proposed candidates, including incumbents, and will select the nominees that in the Nominating/ Corporate Governance Committee’s judgment best suit the needs of the Board at that time.
      In addition, the Company’s bylaws permit stockholders to nominate directors for consideration at an annual meeting. Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if timely notice of such stockholder’s intent to make such nomination or nominations has been given in writing to the Company’s Secretary. To be timely, a stockholder nomination for a director to be elected at an annual meeting shall be received at our principal executive offices not less than 120 calendar days in advance of the date that the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, to be timely, such notice must be received not later than the close of business on the tenth day following the day on which the date of the special meeting was announced; provided, however, that in the event that the number of directors to be elected at an annual meeting is increased and there is no public announcement by the Company naming the nominees for the additional directorships at least 130 days prior to the first anniversary of the date that the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, a stockholder’s notice shall be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Company’s Secretary at the Company’s principal executive offices not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company.
      In the event of a nomination for director to be elected at a special meeting, notice by the stockholders, to be timely, shall be delivered to the Company’s Secretary not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 70th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.
      Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination, of the beneficial owner, if any, on whose behalf the nomination is being made and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of Immersion entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of Immersion if so elected.
      If the chairman of the meeting for the election of directors determines that a nomination of any candidate for election as a director at such meeting was not made in accordance with the applicable provisions of our bylaws, such nomination shall be void.
Communications by Stockholders with Directors
      Stockholders may communicate with any and all company directors by transmitting correspondence by mail, facsimile, or email, addressed as follows: Board of Directors or individual director, c/o James M. Koshland, Corporate Secretary, 801 Fox Lane, San Jose, California 95131; Fax: (408) 467-1901; Email Address: corporate.secretary@immersion.com. The Corporate Secretary will maintain a log of such communications and transmit as soon as practicable such communications to the identified director addressee(s), unless there are safety or security concerns that mitigate against further transmission of the communication, as determined by the Corporate Secretary. The Board of Directors or individual directors so addressed will be advised of any communication withheld for safety or security reasons as soon as practicable. The Corporate Secretary will relay all communications to directors absent safety or security issues.
Director Compensation
      Non-employee directors receive $2,500 for attending the quarterly Board meetings. Directors are also entitled to reimbursement of reasonable travel expenses associated with Board and Committee meetings. In addition, each non-employee director of the Company is granted an option to purchase 40,000 shares of common stock under the Company’s Amended 1997 Stock Option Plan (the “1997 Stock Option Plan”) on the date the director first becomes a member of the Board. Non-employee directors also receive annual option grants to purchase 10,000 shares of the Company’s common stock. Subject to continued service to the Company, options granted to non-employee directors vest as to 25% of the shares on the first anniversary of their grant date, with the remaining portion vesting as to 2.083% per month thereafter.
      In 2004 the Company granted options to purchase the Company’s common stock to all of its directors. The options granted Mr. Viegas, who was the Company’s employee director at the time of the grant, are described in the Summary Compensation Table. The options granted to Messrs. Blank, Hodgman, Rubinstein, Saltich, and Van Naarden, the non-employee directors of the Company, are described in the following table:

		Shares Subject	Exercise Price
	Date of Grant	to Option	per Share(1)

Steven Blank	02/04/04	10,000	$7.00
John Hodgman	02/04/04	10,000	$7.00
Jonathan Rubinstein	02/04/04	10,000	$7.00
Jack Saltich	02/04/04	10,000	$7.00
Robert Van Naarden	02/04/04	10,000	$7.00

(1)	All options were granted at an exercise price equal to the fair market value of the Company’s stock on the date of grant.
      On July 1, 2003 the Company entered into a consulting agreement with Mr. Robert Van Naarden to assist with certain marketing initiatives of its wholly owned subsidiary, Immersion Medical. Under the terms of the consulting agreement, Mr. Van Naarden received $15,000 per month compensation and reimbursement of reasonable out-of-pocket travel expenses. The initial term of the consulting agreement was six months and was renewable for subsequent three-month terms unless either party notified the other in writing at least ten days prior to the expiration of the then-current term of its election to terminate the agreement. During the years ended December 31, 2004 and 2003, the Company paid Mr. Van Naarden $50,000 and $90,000, respectively as compensation for his services pursuant to this consulting agreement. The Company and Mr. Van Naarden mutually terminated the consulting agreement as of April 21, 2004.
EXECUTIVE COMPENSATION AND RELATED INFORMATION
      The following table presents information concerning compensation earned during the years ended December 31, 2004, 2003, and 2002 by the Company’s current Chief Executive Officer, the Company’s two other most highly compensated executive officers whose salary and bonus exceeded $100,000 in 2004, and two other former executive officers of the Company who would have been among the most highly compensated executive officers of the Company had either of them continued to serve as an executive officer through December 31, 2004 (collectively, the “Named Executive Officers”). In accordance with the rules of the SEC, the compensation described in this table does not include perquisites and other personal benefits received by these executive officers that do not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for these Named Executive Officers.
Summary Compensation Table

				Long Term
				Compensation

		Annual Compensation		Securities
	Fiscal			Underlying	Other
Name & Principal Position	Year	Salary	Bonus(1)	Options	Compensation

Victor Viegas	2004	$227,334	—	200,000	—
President, Chief Executive Officer,	2003	$216,661	—	250,000	—
and Director(2)	2002	$163,440	—	50,000	—
Richard Vogel	2004	$169,332	$83,333	200,000	—
Senior Vice President and General Manager of Immersion Medical(3)
Michael Zuckerman	2004	$202,142	$20,000	40,000	—
Senior Vice President and General Manager	2003	$51,078	—	300,000	—
Industrial Business(4)
Former Executive Officers:
Richard Stacey	2004	$54,097	5,000	—	$155,953	(5)
Former Senior Vice President, Medical	2003	$180,662	5,157	50,000	—
International Business Development(6)	2002	$168,591	5,000	125,000	—
Dexter C. Tight Jr.	2004	$186,674	44,510	—	75,000	(7)
Former Vice President and General Manager	2003	$23,048	—	300,000	—
Industrial Business Group(8)

(1)	Bonuses are reported in the year earned, even if actually paid in a subsequent year.

(2)	Mr. Viegas was appointed Chief Executive Officer in October 2002. He also served as Chief Financial Officer until February 2005.

(3)	Mr. Vogel joined the Company in March 2004 as Senior Vice President and General Manager of Immersion Medical. Mr. Vogel’s annual base salary is $200,000. The $169,322 salary reported represents amounts earned by Mr. Vogel in 2004.

(4)	Mr. Zuckerman joined the Company in September 2003 as Senior Vice President, Marketing. He was appointed Senior Vice President and General Manager of Industrial Business in October 2004.

(5)	Represents severance payments of $130,638 in conjunction with a severance agreement entered into in April 2004, and accrued vacation pay of $25,315 paid upon termination of employment.

(6)	Mr. Stacey ceased to be an executive officer of the Company in March 2004. Mr. Stacey’s employment terminated on April 13, 2004.

(7)	Represents severance payments to be paid to Mr. Tight in accordance with his severance agreement with the Company dated January 4, 2005.

(8)	Mr. Tight ceased to be an executive officer of the Company in October 2004. Mr. Tight’s employment terminated on December 31, 2004.
Option Grants in the Last Fiscal Year
      The following table presents information with respect to grants of options to purchase the Company’s common stock made during the fiscal year ended December 31, 2004 to the Named Executive Officers:

	No. of	Percent of			Potential Realizable Value
	Securities	Total Options			at Assumed Annual Rates
	Underlying	Granted to			of Stock Appreciation for
	Options	Employees	Exercise		Option Term(4)
	Granted	During Period	Price	Expiration
Name	(#)(1)	(%)(2)	($/Share)(3)	Date	5%	10%

Victor Viegas	200,000	9.64	$7.00	02/14/14	$880,452	$2,231,239
Richard Vogel	200,000	9.64	$9.24	03/01/14	$1,162,197	$61,200
Michael Zuckerman	10,000	0.48	$8.05	01/26/14	$50,626	$128,296
Michael Zuckerman	10,000	0.48	$7.96	04/09/14	$50,060	$126,862
Michael Zuckerman	20,000	0.96	$4.16	05/24/14	$52,324	$132,609
Richard Stacey	—	—	—	—	—	—
Dexter C. Tight Jr.	—	—	—	—	—	—

(1)	Options granted pursuant to the Company’s 1997 Stock Option Plan generally vest at a rate of 25% of the underlying shares 12 months after the date of grant, and 2.0833% monthly thereafter over the next 36 months, and have a maximum term of ten years measured from the option grant date, subject to earlier termination in the event of the optionee’s cessation of service with the Company.

(2)	Based on options to purchase an aggregate of 2,074,210 shares that were granted in 2004.

(3)	All options were granted at an exercise price equal to the fair market value of the Company’s stock on the date of grant.

(4)	The potential realizable value represents the hypothetical gains of the options granted based on assumed annual compound stock appreciation rates over the exercise price per share (before taxes). Actual gains, if any, on stock option exercises are dependent on the future performance of the Company’s common stock. There can be no assurance that any of the value reflected in this table will be achieved.
Aggregated Option Exercises In Last Fiscal Year
and Fiscal Year End Option Values
      The following table presents information concerning the value of exercisable and unexercisable options held as of December 31, 2004 by the Named Executive Officers:

			Number of Securities		Value of Unexercised
			Underlying Options at		In-The-Money Options at
			Fiscal Year End		Fiscal Year End ($)(2)
	Shares Acquired	Value
Name	On Exercise (#)	Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Victor Viegas	—	—	835,225	363,275	$989,825	$959,675
Richard Vogel	—	—	—	200,000	$—	$—
Michael Zuckerman	—	—	87,500	252,500	$98,000	$300,600
Richard Stacey	68,227	$166,238	—	—	$—	$—
Dexter C. Tight Jr.	—	—	81,250	—	$145,438	$—

(1)	Upon exercise of the options, an option holder did not necessarily receive the amount reported above under the column “Value Realized.” The amounts reported above under the column “Value Realized” merely reflect the amount by which the fair market value of the common stock of the Company on the date of the option was exercised exceeded the exercise price of the option. The option holder does not realize any cash until the shares of common stock issued upon exercise of the options are sold.

(2)	Based on the closing price of $7.29 of the Company’s common stock as reported on the Nasdaq National Market System at December 31, 2004, the last day of trading of the Company’s common stock during 2004, less the exercise price payable for such shares.

      No compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year was paid pursuant to a long-term incentive plan during 2004 to any Named Executive Officer. The Company does not have any defined benefit or actuarial plan under which benefits are determined primarily by final compensation and years of service with any of the Named Executive Officers.
EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS
      On November 5, 2001, the Company entered into an employment agreement with Mr. Victor Viegas, then the Company’s President and Chief Financial Officer. The agreement provides for a minimum annual base salary of $200,000, as well as eligibility to receive an annual bonus based upon the achievement of certain financial and/or other performance targets established by the Board. In the event Mr. Viegas’ employment with the Company is terminated without “cause,” or if Mr. Viegas terminates his employment for “constructive reason,” Mr. Viegas shall be entitled to (i) the continuation of his base salary for a period of twelve months, (ii) the continuation of his health, dental, and vision benefits for as long as he remains entitled to receive his base salary, and (iii) except with respect to a termination in connection with a change in control, 75% of Mr. Viegas’ then unvested stock and stock options shall become immediately vested. If Mr. Viegas is terminated as result of death or disability, 24 months of his unvested stock and stock options shall vest, and in the event of disability, he shall be entitled to his base salary for a period of six months. In the event of a change in control, 75% of Mr. Viegas’ then unvested stock and stock options shall immediately vest. In the event Mr. Viegas’ employment is terminated without “cause” or for “constructive reason” during the period three months prior to a change in control, 100% of his then unvested stock and stock options shall immediately vest. Mr. Viegas was appointed to Chief Executive Officer effective October 23, 2002. Mr. Viegas ceased serving as Chief Financial Officer on February 28, 2005.
      On December 3, 2003, the Company and Mr. Richard Stacey amended and restated Mr. Stacey’s prior employment agreement. The amended agreement provided that Mr. Stacey shall be employed by the Company as its Senior Vice President, Medical International Business Development with an annual base salary of $180,000 and the right to participate in a variable compensation plan as mutually developed by Mr. Stacey and the Medical General Manager. Additionally, in the event Mr. Stacey’s employment with the Company was terminated for any reason not related to Mr. Stacey’s performance, the Company would provide continued payment of Mr. Stacey’s salary at his final base salary rate, less applicable withholdings, and pay premiums for Mr. Stacey’s COBRA coverage for the twelve months following his termination. Mr. Stacey and the Company agreed to terminate his employment as Senior Vice President, Medical International Business Development, for reasons not related to Mr. Stacey’s performance. The termination was effective April 13, 2004.
      On November 13, 2003, the Company entered into an employment agreement with Mr. Dexter (Tim) Tight Jr., Vice President and General Manager, Industrial Business Group. The agreement provided for a minimum annual base salary of $180,000, as well as eligibility to receive an annual bonus based upon the achievement of certain financial and/or other performance targets established by the Board. Additionally, in the event Mr. Tight’s employment with the Company was terminated for any reason not related to Mr. Tight’s performance, the Company would provide continued payment of Mr. Tight’s salary at his final base salary rate, less applicable withholdings, and pay premiums for Mr. Tight’s COBRA coverage for the six months following his termination. Mr. Tight’s employment was terminated effective December 31, 2004. The Company agreed to provide continued payment of Mr. Tight’s salary at his final base salary rate, less applicable withholdings, and pay premiums for Mr. Tight’s COBRA coverage, for the five months following his termination.

      On December 1, 2004, the Company entered into a consulting agreement with Mr. Tight to assist with certain sales and marketing initiatives. Under the terms of the consulting agreement, Mr. Tight will receive commissions as a percentage of certain fees paid to Immersion and reimbursement of reasonable out-of-pocket travel expenses. The initial term of the consulting agreement is six months and is renewable for subsequent three-month terms unless either party notifies the other in writing prior to the expiration of the then-current term of its election to terminate the agreement.
      On February 24, 2004, the Company entered into an employment agreement with Mr. Richard Vogel, Senior Vice President — General Manager, Immersion Medical. The agreement provides for a minimum annual base salary of $200,000, as well as eligibility to receive an annual bonus based upon the achievement of certain financial and/or other performance targets established by the Board. In the event Mr. Vogel’s employment with the Company is terminated for any reason not related to Mr. Vogel’s performance, the Company will provide severance payments equal to six month’s salary and pay premiums for Mr. Vogel’s COBRA coverage for the six months following his termination.
      Mr. Zuckerman joined the Company in September 2003 as Senior Vice President, Marketing. On September 14, 2004, the Company entered into an employment agreement with Mr. Michael Zuckerman, Senior Vice President and General Manager of the Industrial Business Group. The agreement provides for a minimum annual base salary of $200,000, as well as eligibility to receive variable compensation based upon the achievement of certain financial and/or other performance targets established by the Board. In the event Mr. Zuckerman’s employment with the Company is terminated for any reason not related to Mr. Zuckerman’s performance, the Company will provide severance payments equal to twelve month’s salary, pay premiums for Mr. Zuckerman’s COBRA coverage for the twelve months following his termination, and stock option vesting shall be accelerated by 12 months.
      The Company’s 1994 stock option plan provides that, in the event of a change in control, the Board may either arrange with the acquiring corporation that outstanding options be assumed or that equivalent options be substituted by the acquiring corporation; or provide that any unexercisable or unvested portions of the outstanding options shall be immediately exercisable and vested in full. The options terminate if they are not assumed, substituted, or exercised prior to a change of control.
AUDIT COMMITTEE REPORT
      Under the guidance of a written charter adopted by the Board, the purpose of the Audit Committee is to retain an independent registered public accounting firm, to make such examinations as are necessary to monitor the corporate financial reporting of the internal and external audits of the Company and its subsidiaries, to provide to the Board the results of its examinations and recommendations derived therefrom, to outline to the Board the improvements made, or to be made, in internal accounting controls, and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board. During fiscal 2004, the Audit Committee met eight times and discussed the interim financial information contained in each quarterly earnings announcement as well as the Quarterly Reports on Form 10-Q for the Company’s first, second, and third quarters of fiscal 2004 with the President, Chief Executive Officer, and Chief Financial Officer; the Vice President, Corporate Controller; and the Company’s independent registered public accounting firm prior to the public release of such information. Each member of the Audit Committee meets the independence requirements of Nasdaq and the SEC.
      Management is primarily responsible for the system of internal controls and the financial reporting process. The independent registered public accounting firm is responsible for expressing an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee is responsible for monitoring and overseeing these processes.

      In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee:

•	reviewed and discussed the audited financial statements with the Company’s management;

•	discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, with and without management present, the matters required to be discussed under Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, including the overall scope of Deloitte & Touche LLP’s audit, the results of its examination, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting;

•	reviewed the written disclosures and the letter from Deloitte & Touche LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the independent registered public accounting firm their independence, and concluded that the nonaudit services performed by Deloitte & Touche LLP are compatible with maintaining its independence;

•	based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements be included in the Company’s 2004 Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the SEC; and

•	instructed Deloitte & Touche LLP that the Committee expects to be advised if there are any subjects that require special attention.
      During the course of 2004, management completed the documentation, testing and evaluation of Immersion’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and Deloitte & Touche LLP at each regularly scheduled committee meeting. The Audit Committee also held special meetings to discuss issues as they arose. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also received the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the SEC, as well as Deloitte & Touche LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of the internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2005.

AUDIT COMMITTEE
John Hodgman, Chairman
Jack Saltich
Steven Blank
COMPENSATION COMMITTEE REPORT
      This Compensation Committee Report describes the compensation policies and rationale applied to the compensation paid to the Company’s executive officers for the fiscal year ended December 31, 2004. The Compensation Committee has the authority to administer the Company’s stock option plans, establish the level of base salary payable to the Chief Executive Officer (“CEO”) and the other executive officers of the Company, and the responsibility of approving the bonus program to be in effect for the CEO and the other executive officers. The Compensation Committee of the Board is comprised of non-employee directors, each of whom is independent for purposes of the Nasdaq rules.

      General Compensation Policy. The Committee’s fundamental compensation policy is to align compensation with business objectives and performance, and to enable the Company to attract, retain, and reward executive officers whose contributions are necessary for the long term success of the Company. Accordingly, each executive officer’s compensation package consists of: (i) base salary; (ii) annual cash bonus; and (iii) long-term stock-based incentive awards.
      Base Salary. The base salary for each executive officer is reviewed annually by the Compensation Committee and adjustments are made based on personal performance, taking into account the average salary levels in effect for comparable positions with companies having total revenues similar to the Company’s. Each individual’s base pay is positioned relative to the total compensation package, including cash bonus incentives and long-term stock-based incentives.
      Cash Bonuses. In January 2002, the Company adopted an annual cash bonus program applicable to all of the Company’s executive officers, that provides for the payment of bonuses based upon the Company meeting certain revenue and profit objectives.
      Long-term Incentive Compensation. During the fiscal year ended December 31, 2004, the Committee made discretionary option grants to certain of the executive officers of the Company under the Company’s 1997 Stock Option Plan based on each officer’s personal performance. Option grants were generally made at varying times and in varying amounts in the discretion of the Committee. Typically, the size of each grant was set at a level that is deemed appropriate to create a meaningful opportunity for stock ownership based upon the individual’s position with the Company, the individual’s potential for future responsibility and promotion, the individual’s performance in the recent period, and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors varied from individual to individual.
      Options generally vest over four years. Thus, the vesting of each option is contingent upon the executive officer’s continued employment with the Company. Accordingly, the options provided compensation to the executive officer only if he remained in the Company’s employ, and then only if the market price of the Company’s common stock appreciated over the option term.
      CEO Compensation. Mr. Viegas’ compensation as President and Chief Executive Officer was initially established pursuant to his employment agreement dated November 5, 2001, the terms of which were set by arms’ length bargaining and have been approved by the Board. Under the terms of his employment agreement, Mr. Viegas was entitled to receive a base salary of $200,000 per year, plus an annual incentive based upon the Company’s annual variable compensation plan contingent upon the Company exceeding certain financial targets. In March 2003, the Compensation Committee increased Mr. Viegas’ salary to $225,000 annually. In deciding to increase Mr. Viegas’ salary, the Compensation Committee considered Mr. Viegas’ prior accomplishments, his expanded role in the Company, his expected future contributions, and in response to the Committee’s review of the compensation levels of CEOs of similar-sized high technology companies in the Silicon Valley region. The committee believes that the terms of Mr. Viegas’ employment agreement are consistent with agreements in similar companies and with peer executives at Immersion. During February 2004, Mr. Viegas was granted an option to purchase 200,000 shares of the Company’s common stock under the Company’s 1997 Stock Option Plan. The terms of Mr. Viegas’ employment agreement are further described in the section entitled “Employment Contracts and Change In Control Arrangements.”
      Compliance with Internal Revenue Code Section 162(m). The Company’s policy with respect to compensation paid to its executive officers is to deduct such compensation that qualifies under Section 162(m) of the Internal Revenue Code, as amended, as an expense. Section 162(m) of the Internal Revenue Code and related Treasury Department regulations restrict deductibility of executive compensation paid to the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the Company’s 1997 Stock Option Plan would generally qualify for an exemption from these restrictions so long as the options are granted by a committee whose members are non-employee directors. The Company expects that the Compensation Committee will generally be comprised of non-employee directors, and that to the extent such Committee is not so constituted for any period of time, the options granted during such period will not be likely to result in compensation exceeding $1,000,000 in any year. The Committee does not believe that in general other components of the Company’s compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation.

COMPENSATION COMMITTEE
Steven Blank
Jonathan Rubinstein, Chairman
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      Neither of the individuals serving on the Compensation Committee was at any time during 2004, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board or the Compensation Committee.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Except as described elsewhere in this Proxy Statement, including in “Executive Compensation and Related Information” above, or in “Other Transactions” below, since January 1, 2004, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company is or was a party in which the amount involved exceeds $60,000 and in which any of its directors, executive officers, or holders of more than 5% of the Company’s capital stock had or will have a direct or indirect material interest.
Other Transactions

Indemnification.
      In addition to indemnification provisions in the Company’s bylaws, the Company has entered into agreements to indemnify its directors and executive officers. These agreements provide for indemnification of the Company’s directors and executive officers for some types of expenses, including attorney’s fees, judgments, fines, and settlement amounts incurred by persons in any action or proceeding, including any action by or in the right of the Company, arising out of their services as the Company’s director or executive officer. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

STOCK PERFORMANCE GRAPH
      The graph set forth below compares the cumulative total stockholder return on the Company’s common stock between December 31, 1999 and December 31, 2004, with the cumulative total return of (i) the Nasdaq Stock Market Total Return Index (U.S. Companies) (the “Nasdaq Stock Market-U.S. Index”) and (ii) the RDG Technology Composite Index, over the same period. This graph assumes the investment of $100.00 on December 31, 1999, in the Company’s common stock, The Nasdaq Stock Market-U.S. Index, and the RDG Technology Composite Index, and assumes the reinvestment of dividends, if any.
      The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company’s common stock. Information used in the graph was obtained from a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG IMMERSION CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE RDG TECHNOLOGY COMPOSITE INDEX

*	$100 invested on 12/31/99 in stock or index — including reinvestment of dividends. Fiscal year ending December 31.

Cumulative Total Return	12/99	12/00	12/01	12/02	12/03	12/04

IMMERSION CORPORATION	100.00	19.59	17.56	3.05	15.50	19.00
NASDAQ STOCK MARKET-U.S. INDEX	100.00	60.30	45.49	26.40	38.36	40.51
RDG TECHNOLOGY COMPOSITE INDEX	100.00	69.88	48.14	26.35	39.98	43.08
      Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Audit Committee Report, the Compensation Committee Report, and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
      The Company is asking the stockholders to ratify the Audit Committee’s engagement of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005, and in the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its engagement. Even if the engagement is ratified, the Audit Committee, in its discretion, may direct the engagement of a different independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interest of the Company and its stockholders. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
      Deloitte & Touche LLP has been the independent registered public accounting firm that audits the financial statements of the Company since 1997. In accordance with standing policy, Deloitte & Touche LLP periodically changes the personnel who work on the audit. The Company has no current consulting agreements with Deloitte & Touche LLP.
      The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2004 and 2003 by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates:

	2004	2003

Audit Fees(1)	$595,000	$262,000
Audit Related Fees(2)	34,000	69,000
Tax Fees(3)
Tax Compliance/preparation	93,000	54,000
Other tax services	5,000	4,000

Total Tax Fees	$98,000	$58,000
All Other Fees(4)	—	—

Total Fees	$727,000	$389,000

(1)	Audit fees consist of fees billed, or expected to be billed, for professional services rendered for the audits of the Company’s consolidated financial statements and management’s assessment that it maintained effective internal controls over financial reporting, along with reviews of interim condensed consolidated financial statements included in quarterly reports, and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements, and attestation services.

(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

(3)	Tax fees consist of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for tax return preparation, claims for refunds, and tax payment planning services related to federal, state, and international taxes. Other tax services consist of fees billed for services including tax advice, tax strategy, and other miscellaneous tax consulting and planning.

(4)	All other fees consist of fees for all other services other than those reported above. The company’s intent is to minimize services in this category.
      The Audit Committee has determined that all services performed by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP. In addition, since the effective date of the SEC rules stating that an independent public accounting firm is not independent of an audit client if the services it provides to the client are not appropriately approved, the Audit Committee has approved, and will continue to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services.
      The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm, pursuant to which it may pre-approve certain audit fees, audit-related fees, tax fees, and fees for other services. Under the policy, the Audit Committee may also delegate authority to pre-approve certain specified audit or permissible non-audit services to one or more of its members. A member to whom pre-approval authority has been delegated must report his pre-approval decisions, if any, to the Audit Committee at its next meeting. Unless the Audit Committee determines otherwise, the term for any service pre-approved by a member to whom pre-approval authority has been delegated is twelve months.
Vote Required
      Stockholder ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm is not required by our bylaws or otherwise. The Board, however, is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
      Approval of this proposal requires the affirmative vote of a majority of the votes cast at the annual meeting of stockholders, as well as the presence of a quorum representing a majority of all outstanding shares of the Company, either in person or by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.
THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT
STOCKHOLDERS VOTE “FOR” PROPOSAL 2.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers, directors, and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.
      Based solely on the Company’s review of the forms furnished to it and written representations from certain reporting persons, the Company believes that all filing requirements applicable to its executive officers, directors, and persons who beneficially own more than 10% of the Company’s common stock were complied within the fiscal year ended December 31, 2004.

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP BY MANAGEMENT
      The following table sets forth as of March 28, 2005, certain information with respect to the beneficial ownership of the Company’s common stock by (i) each stockholder who is known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares of common stock, (ii) each of the Company’s directors, (iii) the Named Executive Officers, and (iv) all directors and named executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

		Shares
		Subject to
	Amount and	Options
	Nature of	Included in
	Beneficial	Beneficial	Percent of
Beneficial Owner	Ownership(1)(2)	Ownership(3)	Class(4)

Jundt Associates, Inc.(5)	1,674,885	—	7.1
1645 Carlson Parkway, Suite 120
Minneapolis, Minnesota 55305
Mazama Capital Management Inc.(6)	5,547,793	—	23.4
One SW Columbia, Suite 1500
Portland, Oregon 97258
Austin W. Marxe and David M. Greenhouse beneficial owners of AWM Investment Company Inc.(7)	1,636,659	—	6.5
153 East 53rd Street, 55th floor
New York, New York 10022
Executive Officers and Directors
Victor Viegas	941,950	927,664	3.8
Richard Vogel	58,333	58,333	*
Michael Zuckerman	128,749	128,749	*
Richard Stacey	31,691	—	*
Dexter C. Tight Jr.	81,250	81,250	*
Steven Blank	189,699	93,965	*
John Hodgman	48,333	48,333	*
Jonathan Rubinstein	98,501	83,431	*
Jack Saltich	48,333	48,333	*
Robert Van Naarden	34,583	34,583	*
All named executive officers and directors as a group (10 persons)	1,661,422	1,504,641	6.7

*	Less than 1% of the outstanding shares of common stock.

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock. To the Company’s knowledge, the entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o Immersion Corporation, 801 Fox Lane, San Jose, California 95131.

(2)	The number of shares of common stock deemed outstanding includes shares issuable pursuant to stock options, warrants, and convertible debentures that may be exercised within 60 days after March 28, 2005 held by the person whose percentage of outstanding stock is calculated.

(3)	Only shares issuable upon exercise of options within 60 days of March 28, 2005 are included for purposes of determining beneficial ownership.

(4)	Calculated on the basis of 23,736,063 shares of common stock outstanding as of March 28, 2005, provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days after March 28, 2005 are deemed to be outstanding for the purpose of calculating that stockholder’s percentage beneficial ownership.

(5)	Based solely on information reported on Schedule 13G filed by Jundt Associates, Inc. with the SEC on February 11, 2005.

(6)	Based solely on information reported on Schedule 13G filed by Mazama Capital Management Inc. with the SEC on February 15, 2005.

(7)	Based solely on information reported on Schedule 13G filed by Austin W. Marxe and David M. Greenhouse beneficial owners of AWM Investment Company Inc. with the Securities and Exchange Commission on February 14, 2005. This includes 213,475 shares issuable upon exercise of warrants and 1,423,183 common shares issuable upon conversion of convertible debentures. These warrants and debentures are owned by Special Situations Cayman Fund, L.P., Special Situations Fund III, L.P., Special Situations Private Equity Fund, L.P., Special Situations Technology Fund, L.P., and Special Situations Technology Fund II, L.P.

EQUITY COMPENSATION PLAN INFORMATION
      The following table provides information as of December 31, 2004 concerning the Company’s equity compensation plans:

			Number of Shares
			Remaining Available
			for Future Issuance
			Under Equity
	Number of Shares to		Compensation
	be Issued Upon	Weighted-Average	Plans (Excluding
	Exercise of	Exercise Price of	Shares Reflected in
	Outstanding Options	Outstanding Options	Column (a))
Plan Category(1)	(a)	(b)	(c)

Equity compensation plans approved by stockholders(2)	6,322,318	$5.44	1,059,549	(3)
Equity compensation plans not approved by stockholders(4)	312,500	$7.03	0

Total	6,634,818		1,059,549

(1)	The table does not include information for equity compensation plans assumed by the Company in business combinations. The material features of the Company’s stock option plans assumed in those combinations are described in Note 10 to the Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004. The number of shares to be issued upon exercise of outstanding options under plans assumed in business combinations at December 31, 2004 was 959,809, and the weighted average exercise price was $16.06.

(2)	Consists of two plans: the 1994 Stock Option Plan and the 1997 Stock Option Plan.

(3)	Includes 309,163 shares available for future issuance under the Employee Stock Purchase Plan. The shares that are reserved for issuance under the Stock Option Plans are subject to automatic increases on

January 1 of each year by a number of shares equal to 5% of our outstanding shares as of the close of business on December 31 of the preceding calendar year.

(4)	As of December 31, 2004, the Company had reserved an aggregate of 312,500 shares of common stock for issuance pursuant to Non-Plan Stock Option Agreements (the “Non-Plan Agreements”) with one executive officer of the Company and one employee who is not an executive officer of the Company. The Non-Plan Agreements provide for the granting of a nonstatutory stock option with an exercise price equal to the fair market value of our common stock on the date of grant. Each option granted pursuant to the Non-Plan Agreements has a 10-year term and vests at the rate of 1/4 of the shares on the first anniversary of the date of grant and 1/48 of the shares monthly thereafter.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
      Stockholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the 2006 Annual Meeting of Stockholders, or who intend to present a proposal without inclusion of such proposal in the Company’s proxy materials, must submit the proposal to the Company no later than December 29, 2005. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
      It is important that your stock be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying Proxy Card in the enclosed envelope.
OTHER MATTERS
      The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

VICTOR VIEGAS
President, Chief Executive Officer, and Director
San Jose, California
April 28, 2005
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.
THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

IRSCM-PS-05

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF IMMERSION CORPORATION IN CONJUNCTION WITH THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 1, 2005.

     The undersigned stockholder of IMMERSION CORPORATION, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 28, 2005, and hereby appoints Victor Viegas and Stephen Ambler, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of IMMERSION CORPORATION to be held on Wednesday, June 1, 2005, at 9:30 a.m., local time, at the Techmart Network Meeting Center, 5201 Great America Parkway, Santa Clara, California 95054, and for any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below. Under Delaware law and the Company’s By-laws, no business shall be transacted at an annual meeting other than the matters stated in the accompanying Notice of Meeting, which matters are set forth below. However, should any other matter or matters properly come before the Annual Meeting, or any adjournment or adjournments thereof, it is the intention of the proxy holders named above to vote the shares they represent upon such other matter or matters at their discretion.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR APPROVAL OF THE PROPOSAL TO ELECT ONE DIRECTOR AND FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.	Proposal to elect as director John Hodgman to serve for a three-year term as a Class III director.

For Nominee	Withhold From Nominee

☐	☐

2.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005.

For	Against	Abstain

☐	☐	☐

(This Proxy should be marked, dated, and signed by the stockholder(s), exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, all such stockholders should sign.)

Signature(s):

Dated:
(Be sure to date Proxy.)

     Please mark, sign, date, and return the proxy card promptly, using the enclosed return-addressed and postage-paid envelope.